UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: July 26, 2013

ENVIRATRENDS INC.
(Exact name of registrant as specified in its charter)

Wyoming	333-164086	27-0566627
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Main Street, Suite 312, Sarasota, FL  34236
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 941-365-8835

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On July 26, 2013, we were notified that our independent auditor, Gruber & Company, LLC, has agreed to a permanent bar from membership in Public Company Accounting Oversight Board (PCAOB).  Accordingly, Gruber & Company, LLC cannot provide an audit report for our financial statements for the fiscal year ended September 30, 2012, even though the audit work has been completed, nor review our interim financial statements subsequent to that most recent year end.  The explanation of Mr. Gruber’s permanent bar that he has provided to us do not involve any auditing work he has done for us.

(b) We have not yet engaged an auditor to replace Gruber & Company, LLC.  We expect to begin interviewing potential replacements in the coming weeks.

Section 8 - Other Events

Item 8.01 Other Events.

At this time, we are unable to predict what effect, if any, the time required to engage a new independent accounting firm and for that firm to audit our financial statements for the year ended September 30, 2012 will have on our previously stated objective of filing our annual report on Form 10-K for that year not later than September 2, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviraTrends, Inc.

Date: July 29, 2013	By:	/s/ Russell Haraburda
Russell Haraburda
Chief Executive Officer

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